Exhibit 99.1

FOR IMMEDIATE RELEASE

Press Contacts:

Marie Knowles	Jim Rhodes
Iridium Communications Inc.	Rhodes Communications
+1 (703) 287-7476	+1 (757) 451-0602
marie.knowles@iridium.com	jrhodes@rhodescomm.com

IRIDIUM SIGNS CONTRACT WITH ISC KOSMOTRAS FOR IRIDIUM

NEXT LAUNCH PROVIDER

MCLEAN, Va. – June 20, 2011 – Iridium Communications Inc. (Nasdaq:IRDM) today announced it signed a contract with International Space Company (ISC) Kosmotras as a supplemental provider of launch services for its next-generation satellite constellation, Iridium NEXT. The contract enables ISC Kosmotras to provide Dnepr launch services for the Iridium NEXT program in 2015 and beyond. Iridium has the capability and flexibility to launch the Iridium NEXT satellites on Kosmotras Dnepr and SpaceX Falcon 9 rockets to successfully deploy the Iridium NEXT constellation.

“ISC Kosmotras is a well-established company with an excellent record as a reliable launch services provider, and the Dnepr rocket is a proven and robust launch vehicle with more than 15 orbital flights and 55 payloads deployed,” said Scott Smith, executive vice president, satellite development and operations, Iridium. “ISC Kosmotras joins Iridium’s world-class community of partner companies that are well underway with designing and developing our next-generation, truly global network.”

Iridium NEXT is the most significant commercial space program in development today, involving the replacement of Iridium’s current constellation with 66 operational communication satellites. The Iridium NEXT network will also include six in-orbit spares and nine ground spares. Launches are scheduled to begin in early 2015 and continue through 2017. Thales Alenia Space is the primary contractor for Iridium NEXT, and has assembled an international team of subcontractors, including Boeing, Hughes Network Systems, Lockheed Martin and Orbital

Sciences Corp., to develop the network. Iridium NEXT will replace Iridium’s current global communications network. The next-generation network will be designed to offer enhanced services and capabilities available to existing Iridium customers, as well as provide Iridium’s ecosystem of partners around the globe with continued opportunities to further deliver and drive high-value communications services well into the future.

About Iridium Communications Inc.

Iridium is the only mobile voice and data satellite communications network that spans the entire globe. Iridium enables connections between people, organizations and assets to and from anywhere, in real time. Together with its ever-expanding ecosystem of partner companies, Iridium delivers an innovative and rich portfolio of reliable solutions for markets that require truly global communications. The company has a major development program underway for its next-generation network – Iridium NEXT. Iridium Communications Inc. is headquartered in McLean, Va., U.S.A., and trades on the NASDAQ Global Select Market under the ticker symbols IRDM (common stock), IRDMW ($7.00 warrants), IRDMZ ($11.50 warrants) and IRDMU (units). For more information about Iridium products, services and partner solutions, visit www.iridium.com.

About ISC Kosmotras

International Space Company (ISC) Kosmotras was established in 1997 and is headquartered in Moscow. The company’s Dnepr rocket is based on SS-18 intercontinental ballistic missile technology, which has been converted for commercial space launches of orbital payloads. Launch customers include space agencies and commercial companies from France, Germany, Italy, Japan, Saudi Arabia, Thailand, United Kingdom, United States and other countries.

Forward-Looking Statements

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the development and deployment of the Iridium NEXT system. Other forward-looking statements can be identified by the words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions or indicate future events, trends or prospects. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Iridium to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding the health, capacity and content of Iridium’s current satellite constellation and the development of and transition to Iridium NEXT, as well as general industry and economic conditions, and competitive, legal, governmental and technological factors. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in the company’s Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission (“SEC”) on March 7, 2011, and in the company’s Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 10, 2011. There is no assurance that Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. Iridium’s forward-looking statements speak only as of the date of this press release, and Iridium undertakes no obligation to update forward-looking statements.